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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 3, 2005


                             SENTIGEN HOLDING CORP.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                     0-18700                13-3570672
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(State or Other Jurisdiction of      (Commission File        (I.R.S. Employer
 Incorporation or Organization)           Number)         Identification Number)


580 Marshall Street, Phillipsburg, New Jersey                         08865
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  (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (908) 387-1673
                                                    --------------

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01. Entry into a Material Definitive Agreement.

         On January 3, 2005, Sentigen Holding Corp. (the "Company") entered into an employment agreement with Ronald C. Newbold, PhD pursuant to which the Company will employ Mr. Newbold as its Executive Vice President of Commercial Operations (the "Employment Agreement"). The following summary description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

         The Employment Agreement has an initial term of two years and will be renewed automatically for an additional one year period at the end of each term unless either party gives notice not to extend. The Company will pay Mr. Newbold an annual salary at the rate of $205,000, which will be reviewed annually. Mr. Newbold will also receive a $500 per month car allowance. Upon execution of the Employment Agreement, Mr. Newbold received a bonus of $25,000. The Employment Agreement contemplates the development of a bonus plan providing for the payment of an annual bonus to Mr. Newbold upon achievement of certain operational and financial milestones. The bonus payable at the end of 2005 will not be less than $25,000. Mr. Newbold will also be enrolled as a participant in all employee benefit plans available to Company employees of comparable standing.

         Pursuant to the Employment Agreement, Mr. Newbold was also awarded an option to purchase 50,000 shares of the Company's common stock pursuant to the Company's 2000 Performance Equity Plan at an exercise price equal to the closing fair market value of the Company's common stock on January 3, 2005. The options will vest in equal annual installments over a four-year period, except as provided in the option agreement and in the Employment Agreement. Mr. Newbold's stock option agreement is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

         If Mr. Newbold is terminated "without cause" (as defined in Section 11(d) of the Employment Agreement) or if Mr. Newbold resigns for "good reason" (as defined in Section 11(e) of the Employment Agreement), he will receive salary and bonus if due for six months following the date of such termination or resignation and Mr. Newbold shall continue to receive any benefits he is receiving at the time of such termination or resignation. Mr. Newbold will also vest in all options scheduled to vest for the twelve months following the termination date.

         If Mr. Newbold is terminated for "cause" (as defined in Section 11(c) of the Employment Agreement) or if Mr. Newbold resigns for other than "good reason", the Company will have no further obligations to Mr. Newbold (except for any accrued but unpaid salary).

         If Mr. Newbold becomes totally disabled, he will receive any unpaid salary that has accrued through the date of termination, salary for six months following the date of such total disability and whatever benefits that he may be entitled to under the then-existing disability benefit plans of the Company.

         If Mr. Newbold dies prior to the termination of the Employment Agreement, the Company shall have no further liability or obligation to Mr. Newbold or his estate, except that his estate shall receive any salary that accrued through the date of termination and any other benefits due under any insurance policies or benefit plans.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits.

              10.1 Employment Agreement dated as of January 3, 2005, between Sentigen Holding Corp. and Ronald C. Newbold.

              10.2  Form of Stock Option Agreement

              99.1  Press Release dated January 7, 2005.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SENTIGEN HOLDING CORP.

                                    /s/ Fredrick B. Rolff
                                    --------------------------------------------
                                    Chief Financial Officer
                                    (Principal Accounting and Financial Officer)

Dated: January 7, 2005
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                                  EXHIBIT INDEX


     10.1 Employment Agreement dated as of January 3, 2005, between Sentigen Holding Corp. and Ronald C. Newbold.

     10.2  Form of Stock Option Agreement.

     99.1  Press release dated January 7, 2005: